Exhibit 99.1

Athena Consumer Acquisition Corp. Announces

Fifth Extension of Deadline to Complete Initial Business Combination

New York, NY, May 22, 2023 -- Athena Consumer Acquisition Corp. (NYSE American: ACAQ.U, ACAQ, ACAQ WS) (“Athena”), announced today that its board of directors (the “Board”) has decided to extend the date by which Athena must consummate an initial business combination (the “Deadline Date”) from May 22, 2023 for an additional month, to June 22, 2023, and that its sponsor, Athena Consumer Acquisition Sponsor LLC (the “Sponsor”), deposited $112,691.48 into Athena’s trust account in connection with this extension, the fifth of six potential one-month extensions of the Deadline Date available to Athena.

Athena’s Second Amended and Restated Certificate of Incorporation (the “Charter”) provides Athena the right to extend the Deadline Date up to six times for an additional one month each time (each, an “Extension”), from January 22, 2023 to up to July 22, 2023. As previously disclosed, (1) in January 2023, the Board had implemented a first Extension and had extended the initial Deadline Date to February 22, 2023, (2) in February 2023, the Board had implemented a second Extension and had further extended the Deadline Date to March 22, 2023, (3) in March 2023, the Board had implemented a third Extension and had further extended the Deadline Date to April 22, 2023 and (4) in April 2023, the Board had implemented a fourth Extension and had further extended the Deadline Date to May 22, 2023. On May 19, 2023, pursuant to the Charter, the Board determined to implement a fifth Extension to allow additional time for Athena to complete its initial business combination. On the same day, in connection with the fifth Extension and pursuant to an unsecured promissory note Athena and the sponsor of Athena, Athena Consumer Acquisition Sponsor LLC (the “Sponsor”), entered into on January 17, 2023, the Board delivered to the Sponsor a written request to draw down $112,691.48 for the fifth month of the Extension. On May 22, 2023, the Sponsor deposited such contribution into Athena’s trust account.

About Athena Consumer Acquisition Corp.

Athena Consumer Acquisition Corp. (NYSE American: ACAQ.U, ACAQ, ACAQ WS), incorporated in Delaware, is a special purpose acquisition company (“SPAC”) incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Athena is the second SPAC founded by Isabelle Freidheim, with Jane Park serving as Chief Executive Officer, Jennifer Carr-Smith as President and Angy Smith as Chief Financial Officer. All three Athena SPACs have been comprised entirely of women founders, CEOs, board members and other executives.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Athena’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the risk that approval of Athena’s stockholders for the Extension is not obtained; the level of redemptions made by Athena’s stockholders in connection with the Extension and its impact on the amount of funds available in Athena’s trust account to complete an initial business combination; and those factors discussed in Athena’s Annual Report on Form 10-K filed with the SEC on March 31, 2023, any subsequent Quarterly Report on Form 10-Q filed with the SEC and in the other reports we file with the SEC. Athena does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Libbie Wilcox

Bevel PR

Athena@bevelpr.com